Exhibit 99.1

INVACARE CORPORATION AND SUBSIDIARIES
Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial statements are derived from the historical consolidated financial statements of Invacare Corporation (the “Company”) and give effect to the disposition of Invacare Supply Group (“ISG”). The unaudited pro forma condensed combined balance sheet at September 30, 2012 gives effect to the adjustments for the ISG disposition as if the transaction was completed on September 30, 2012. The unaudited pro forma condensed combined statements of comprehensive income (loss) for the nine-month period ended September 30, 2012 and the year ended December 31, 2011 give effect to the adjustments for the ISG disposition as if the transaction had been completed on January 1, 2011. The ISG historical amounts are presented according to accounting principles generally accepted in the United States (U.S. GAAP) and include certain pro forma adjustments. The notes to the balance sheet and statements of comprehensive income (loss) describe the transaction and adjustments applicable to each.

The purchase price allocation of the ISG disposition reflected in these unaudited pro forma condensed combined financial statements is preliminary and has been based on preliminary estimates of the book value of assets and liabilities ultimately sold. Accordingly, the gain on sale reflected in these unaudited pro forma condensed combined financial statements is preliminary and is estimated based on the pro forma balance sheet as of September 30, 2012. As a result, the unaudited pro forma condensed combined financial information presented herein is subject to change and may differ from the final results based upon the final purchase price allocation. The determination of the final purchase price allocation and resulting gain on sale will be based on the actual valuation of the assets and liabilities of ISG that exist as of the date of completion of the disposition and will be reflected and disclosed in the Company's financial statements for the quarter ended March 31, 2013.

We have made, in our opinion, all significant necessary adjustments that can be factually supported to reflect the effect of the disposition. The unaudited condensed combined pro forma financial information is presented for informational purposes only. The unaudited condensed combined pro forma financial statements do not purport to represent what the actual results of operations or financial position would have been if the disposition of ISG as described above had occurred on the dates indicated or to project our results of operations or financial position for any future period.

The following unaudited condensed combined pro forma financial information should be read in conjunction with:

(a)
Invacare Corporation's consolidated financial statements and notes thereto and management's discussion and analysis for the year ended December 31, 2011 included in Invacare Corporation's Form 10-K for the fiscal year ended December 31, 2011;

(b)
Invacare Corporation's consolidated financial statements and notes thereto and management's discussion and analysis for the nine months ended September 30, 2012, included in Invacare Corporation's Form 10-Q for the fiscal quarter ended September 30, 2012.

INVACARE CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
at September 30, 2012

(In thousands)	Invacare as Reported (1)	ISG Historical (2)	Pro Forma Adjustments (3)		Pro Forma ISG	Pro Forma Eliminations (4)		Pro Forma Invacare (5)
Assets
Current Assets
Cash and cash equivalents	$35,282	$2,300	$—		$2,300	$—		$32,982
Trade receivables, net	250,059	39,222	—		39,222	—		210,837
Installment receivables, net	2,266	—	—		—	—		2,266
Inventories, net	221,619	26,147	—		26,147	—		195,472
Deferred income taxes	439	—	—		—	—		439
Other current assets	45,540	7,283	—		7,283	—		38,257
Total Current Assets	555,205	74,952	—		74,952	—		480,253
Other Assets	41,824	—	—		—	—		41,824
Other Intangibles	73,360	—	—		—	—		73,360
Property and Equipment, net	122,633	1,496	—		1,496	—		121,137
Goodwill	472,704	23,073	—		23,073	—		449,631
Total Assets	$1,265,726	$99,521	$—		$99,521	$—		$1,166,205
Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$146,804	$8,630	$5,228	(A)	$13,858	$—		$132,946
Accrued expenses	131,229	4,560	246	(B)	4,806	—		126,423
Accrued income taxes	849	—	4,086	(C)	4,086	3,746	(F)	509
Short-term debt and current maturities of long-term obligations	739	—	—		—	—		739
Total Current Liabilities	279,621	13,190	9,560		22,750	3,746		260,617
Long-Term Debt	250,449	—	—		—	(146,600)	(G)	103,849
Other Long-Term Obligations	120,514	—	—		—	—		120,514
Shareholders’ Equity
Preferred Shares (Authorized 300 shares; none outstanding)	—	—	—		—	—		—
Common Shares (Authorized 100,000 shares; 33,950 issued and outstanding in 2012)—no par	8,500	—	—		—	—		8,500
Class B Common Shares (Authorized 12,000 shares; 1,085 issued and outstanding in 2012)—no par	272	—	—		—	—		272
Additional paid-in-capital	226,743	62,843	(11,053)	(D)	51,790	51,790	(H)	226,743
Retained earnings	372,237	23,488	1,493	(E)	24,981	91,064	(H)	438,320
Accumulated other comprehensive earnings	100,203	—	—		—	—		100,203
Treasury shares	(92,813)	—	—		—	—		(92,813)
Total Shareholders’ Equity	615,142	86,331	(9,560)		76,771	142,854		681,225
Total Liabilities and Shareholders’ Equity	$1,265,726	$99,521	$—		$99,521	$—		$1,166,205

INVACARE CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF COMPREHENSIVE INCOME (LOSS)
Nine Months Ended September 30, 2012

	Invacare as Reported (1)	ISG Historical (2)	Pro Forma Adjustments (3)		Pro Forma ISG		Pro Forma Eliminations (4)		Pro Forma Invacare (6)
	(In thousands, except per share data)
Net sales	$1,341,470	$246,434	$—		$246,434		$—		$1,095,036
Cost of products sold	974,380	217,172	—		217,172		—		757,208
Gross Profit	367,090	29,262	—		29,262		—		337,828
Selling, general and administrative expenses	330,589	21,874	(512)	(L)	21,362		—		309,227
Charges related to restructuring activities	3,722	(20)	—		(20)		—		3,742
Loss on debt extinguishment including debt finance charges and associated fees	312	—	—		—		—		312
Interest expense	4,295	2,372	(4,543)	(I)	(2,171)	(K)	—		6,466
Interest income	(698)	(88)	(524)	(J)	(612)		—		(86)
Earnings before Income Taxes	28,870	5,124	5,579		10,703		—		18,167
Income taxes	19,750	—	4,086	(C)	4,086		(3,746)	(F)	19,410
Net Earnings (loss)	$9,120	$5,124	$1,493	(E)	$6,617		$3,746		$(1,243)
Net Earnings (loss) per Share—Basic	$0.29	$0.16	$0.05		$0.21		$0.12		$(0.04)
Weighted Average Shares Outstanding—Basic	31,838	31,838	31,838		31,838		31,838		31,838
Net Earnings (loss) per Share—Assuming Dilution	$0.29	$0.16	$0.05		$0.21		$0.12		$(0.04)
Weighted Average Shares Outstanding—Assuming Dilution	31,847	31,847	31,847		31,847		31,847		31,838

Net Earnings	$9,120	$5,124	$1,493		$6,617		$3,746		$(1,243)
Other comprehensive income (loss):
Foreign currency translation adjustments	(24,288)	—	—		—		—		(24,288)
Defined Benefit Plans:
Amortization of prior service costs and unrecognized gains (losses)	136	—	—		—		—		136
Amounts arising during the year, primarily due to the addition of new participants	(168)	—	—		—		—		(168)
Deferred tax adjustment resulting from defined benefit plan activity	13	—	—		—		—		13
Valuation reserve (reversal) associated with defined benefit plan activity	(17)	—	—		—		—		(17)
Current period unrealized gain (loss) on cash flow hedges	(276)	—	—		—		—		(276)
Deferred tax benefit (loss) related to unrealized gain (loss) on cash flow hedges	(73)	—	—		—		—		(73)
Other Comprehensive Income (Loss)	(24,673)	—	—		—		—		(24,673)

Comprehensive Income (Loss)	$(15,553)	$5,124	$1,493		$6,617		$3,746		$(25,916)

INVACARE CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF COMPREHENSIVE INCOME (LOSS)
Twelve Months Ended December 31, 2011

	Invacare as Reported (1)	ISG Historical (2)	Pro Forma Adjustments (3)		Pro Forma ISG		Pro Forma Eliminations (4)		Pro Forma Invacare (6)
	(In thousands, except per share data)
Net sales	$1,801,130	$299,491	$—		$299,491		$—		$1,501,639
Cost of products sold	1,282,652	262,157	—		262,157		—		1,020,495
Gross Profit	518,478	37,334	—		37,334		—		481,144
Selling, general and administrative expenses	422,099	25,950	(385)	(L)	25,565		—		396,534
Charges related to restructuring activities	10,593	336	—		336		—		10,257
Loss on debt extinguishment including debt finance charges and associated fees	24,200	—	—		—		—		24,200
Asset write-downs related to goodwill, intangible assets and investments	49,480	—	—		—		—		49,480
Interest expense	7,963	3,277	(5,639)	(I)	(2,362)	(K)	—		10,325
Interest income	(1,444)	(231)	(700)	(J)	(931)		—		(513)
Earnings before Income Taxes	5,587	8,002	6,724		14,726		—		(9,139)
Income taxes	9,700	—	5,474	(C)	5,474		(5,154)	(F)	9,380
Net Earnings (loss)	$(4,113)	$8,002	$1,250		$9,252		$5,154		$(18,519)
Net Earnings (loss) per Share—Basic	$(0.13)	$0.25	$0.04		$0.29		$0.16		$(0.58)
Weighted Average Shares Outstanding—Basic	31,958	31,958	31,958		31,958		31,958		31,958
Net Earnings (loss) per Share—Assuming Dilution	$(0.13)	$0.25	$0.04		$0.29		$0.16		$(0.58)
Weighted Average Shares Outstanding—Assuming Dilution	31,958	31,958	31,958		31,958		31,958		31,958

Net Earnings	$(4,113)	$8,002	$1,250		$9,252		$5,154		$(18,519)
Other comprehensive income (loss):
Foreign currency translation adjustments	14,440	—	—		—		—		14,440
Defined Benefit Plans:
Amortization of prior service costs and unrecognized gains (losses)	(851)	—	—		—		—		(851)
Amounts arising during the year, primarily due to the addition of new participants	(2,048)	—	—		—		—		(2,048)
Deferred tax adjustment resulting from defined benefit plan activity	702	—	—		—		—		702
Valuation reserve (reversal) associated with defined benefit plan activity	(252)	—	—		—		—		(252)
Current period unrealized gain (loss) on cash flow hedges	305	—	—		—		—		305
Deferred tax benefit (loss) related to unrealized gain (loss) on cash flow hedges	(51)	—	—		—		—		(51)
Other Comprehensive Income (Loss)	12,245	—	—		—		—		12,245

Comprehensive Income (Loss)	$8,132	$8,002	$1,250		$9,252		$5,154		$(6,274)

NOTES TO PRO FORMA FINANCIAL STATEMENTS

Note 1. Estimated Net Proceeds (in thousands)

Net cash purchase price per the Share Purchase Agreement	$150,800
Estimated transaction costs	(4,200)
Estimated net proceeds on sale	$146,600

Transaction costs noted above include the professional fees associated with the sale of ISG and include an estimate of expenses, primarily professional fees, to be recognized as a result of the divestiture. The Company intends to utilize the net proceeds to pay down debt.

Note 2. Preliminary Gain on Disposition (in thousands)

Based on the September 30, 2012 pro forma balance sheet for ISG, the estimated book gain on disposal is approximately $69.8 million.

Estimated Net Proceeds on Sale	$146,600

Total Assets	99,521
Current Liabilities	(22,750)
Less: Estimated Net Assets	$76,771

Estimated Gain on Disposition	$69,829

Note 3. Pro Forma Statements

The following are descriptions of the various columns of data, labeled (1) through (4), which have been reflected in the accompanying Unaudited Pro Forma Condensed Combined Balance Sheet and Unaudited Pro Forma Condensed Combined Statement of Comprehensive Income (Loss):

1)
Represents Invacare historical financial statements as reported in the Company's Form 10-K filing for the twelve months ended December 31, 2011 and the Form 10-Q filing for the nine months ended September 30, 2012.

2)
Represents ISG's historical financial results as consolidated in the Company's Form 10-K filing for the twelve months ended December 31, 2011 and the Form 10-Q filing for the nine months ended September 30, 2012.

3)	Represents pro forma adjustments to ISG results determined in accordance with Regulation S-X and preliminary disposition adjustments.

4)	Represents pro forma eliminations, considering historical elimination of investments and paid in capital.

5)	Represents "Invacare as Reported" less "Pro Forma ISG" plus "Pro Forma Eliminations".

6)	Represents "Invacare as Reported" less "Pro Forma ISG" less "Pro Forma Eliminations".

Note 4. Pro Forma Adjustments

The following are descriptions for the pro forma disposition related adjustments, labeled (A) through (L), which have been reflected in the accompanying Unaudited Pro Forma Condensed Combined Balance Sheet and Unaudited Pro Forma Condensed Combined Statements of Comprehensive Income (Loss):

(A)	Transfer of outstanding ISG accounts payable balance of $5,228,000 from the Company to ISG . Offset to this transfer is charged through equity (Adjustment D).

(B)
Transfer of ISG management bonus accrual of $246,000 from the Company to ISG. Offset to this transfer is charged to equity (Adjustment D) as the bonus expense related to the accrual was reflected in the ISG Historical results.

(C)
Adjustment to record federal tax effect of historical and pro forma adjustments for ISG at the U.S. statutory tax rate of 35%. Tax expense of $4,086,000 is calculated on ISG's pro forma earnings before income tax of $10,703,000 for the nine months ended September 30, 2012. The pro forma earnings before income taxes for the nine months ended September 30, 2012 include the ISG historical earnings before income taxes of $5,124,000 and the earnings before income tax benefit of Adjustments (I), (J) and (L) as defined below. The 2011 tax expense of $5,474,000 is calculated on ISG's pro forma earnings before income tax of $14,726,000 for the twelve months ended December 31, 2011. The pro forma earnings before income taxes for the twelve months ended December 31, 2011 include the ISG historical earnings before income taxes of $8,002,000 and the earnings before income tax benefit of Adjustments (I), (J) and (L) as defined below. In addition, an adjustment for state tax expense applicable to ISG of $340,000 for the nine months ended September 30, 2012 and $320,000 for the twelve months ended December 31, 2011, is reflected in Income Taxes.

(D)	Represents the offset to Adjustments (A), (B), (I), (J) and (L) which have effectively been reclassified to equity as a return of capital on the pro forma condensed balance sheet.

(E)
Represents the net earnings impact of Adjustments (C), (I), (J) and (L) as reflected in Column 3 on the Pro Forma Condensed Combined Statement of Comprehensive Income (Loss) for the nine months ended September 30, 2012.

(F)
Represents an elimination entry to record the impact of income tax valuation reserves for the Company related to Adjustment (C) for federal income taxes for ISG since the Company is in a cumulative loss position and, as such, current tax expense is offset by income tax valuation reserves.

(G)	Adjustment to reflect anticipated debt pay down with the net proceeds from disposition ($146,600,000 as described in Note 1).

(H)	Adjustment to eliminate equity and intercompany accounts at disposition. In addition, the Company's pro forma retained earnings reflects the gain on disposition (as noted in Note 2) of $69,829,000.

(I)	Adjustment to reverse intercompany interest expense allocation which was charged to ISG from the Company based on net assets of ISG ($4,543,000 for the nine months ended September 30,

2012; $5,639,000 for the twelve months ended December 31, 2011). Since the Company is not contractually obligated to pay down bank debt with the proceeds from the sale, this interest allocation is reversed.

(J)
Adjustment to reflect ISG interest income recognized by the Company related to ISG's supplier payments via a credit card program which was not historically directly allocated to the reportable segment ($524,000 for the nine months ended September 30, 2012; $700,000 for the twelve months ended December 31, 2011).

(K)
Represents supplier prompt payment discounts which the Company has historically offset against interest expense as the Company borrows the funds necessary to pay the suppliers in order to receive this discount. This income is directly attributable to ISG suppliers and on disposition of ISG, this income will be eliminated from the Company ($2,171,000 for the nine months ended September 30, 2012; $2,362,000 for the twelve months ended December 31, 2011).

(L)
Adjustment to reverse Selling, General and Administrative expense historically allocated from the Company to ISG which will not be eliminated upon the disposition of ISG ($512,000 for the nine months ended September 30, 2012; $385,000 for the twelve months ended December 31, 2011).